UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

20321 Valencia Circle

Lake Forest, California 92630

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Officer

On August 16, 2017, the Board of Directors (the “Board”) of Liquidmetal Technologies, Inc. (the “Company”) appointed Bryce Van as the Company’s Vice President of Finance and Secretary, and in that capacity, he will serve as the Company’s principal financial and accounting officer.

Mr. Van, age 34, has served as the Company’s Corporate Controller since August 2013. Mr. Van served as an audit manager for both large and small-cap public companies at PricewaterhouseCoopers LLP from 2006 until joining the Company in 2013. Mr. Van received a bachelor of arts degree in business economics from University of California Santa Barbara in 2006 and is a Certified Public Accountant.

Mr. Van receives a base annual salary of $210,000 and is eligible for future discretionary bonuses and equity grants under the Company’s equity incentive plan. Mr. Van does not have a written employment agreement with the Company.

There was no arrangement or understanding pursuant to which Mr. Van was selected as an officer of the Company. There are no family relationships between Mr. Van and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Van was or is a participant.

Resignation of Chief Financial Officer

On August 16, 2017, the Company and Tony Chung, the Company’s Chief Financial Officer, entered into a Separation Agreement and General Release pursuant to which Mr. Chung resigned as an officer and employee of the Company (the “Separation Agreement”). The Separation Agreement provides for the payment of severance compensation to Mr. Chung in the form of a continuation of his base annual salary of $240,000 (subject to tax withholdings) for a period of 12 months and reimbursement for COBRA healthcare coverage for a period of 12 months. In addition, it provides for the accelerated vesting of 247,650 of the 2,455,601 unvested stock options held by Mr. Chung as of the separation date and the extension of the exercise period of his options until the earlier of the first anniversary of the date of the Separation Agreement or the date on which such options would otherwise expire and terminate in accordance with their terms if Mr. Chung had not resigned. This results in a total of 2,889,749 stock options being exercisable by Mr. Chung as of the separation date. Under the Separation Agreement, Mr. Chung agreed to be available to provide assistance to the Company by telephone with no additional consideration for ninety days following the separation date. In connection with the Separation Agreement, Mr. Chung granted the Company general releases subject to customary exceptions.

The foregoing does not purport to be a complete description of the Separation Agreement and is qualified by reference to the full text of such agreement attached as an exhibit to this Current Report on Form 8-K.

Appointment of New Director

Effective as of August 16, 2017, the Board expanded the size of the Board from five (5) members to six (6) members and elected Mr. Chung as a director of the Company, with Mr. Chung to serve until the Company’s next annual stockholder meeting or until his successor is elected and qualified.

Mr. Chung has not been named to any committee of the Board. As a non-employee director, Mr. Chung will be compensated in accordance with the Company’s compensation policies for non-employee directors. In addition, Mr. Chung will be eligible to receive stock options and other equity-based awards under the Company’s equity incentive plan, although no such grant is currently contemplated.

There is no arrangement or understanding between Mr. Chung and any other person pursuant to which Mr. Chung was selected as a director of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Chung was or is a participant.

Item 7.01. Regulation FD Disclosure.

The Company has issued a press release, dated August 22, 2017, relating to the appointment of Tony Chung as a director, his separation from the Company as an employee and officer, and the appointment of Bryce Van as Vice President of Finance. The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated August 16, 2017, between Liquidmetal Technologies, Inc., and Tony Chung.

99.1	Press release dated August 22, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Lugee Li
Lugee Li,
President and Chief Executive Officer

Date: August 22, 2017